UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2016

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 10, 2016, BIND Therapeutics, Inc. (the “Company”) received a letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq has identified an additional basis for delisting the Company’s securities from The Nasdaq Stock Market. The Letter states that the Company is no longer in compliance with Nasdaq Listing Rule 5450(b)(1)(A), which requires companies listed on The Nasdaq Global Select Market to maintain a minimum stockholders’ equity of $10,000,000 (the “Stockholders’ Equity Requirement”) (absent compliance with the continued listing requirements under one of the alternative standards of Listing Rule 5450). The Letter states that the Company’s Form 10-Q for the quarter ended March 31, 2016 reported stockholders’ equity of $5,171,000. The Letter further states that the Company does not meet the continued listing requirements under the alternative standards of Listing Rule 5450(b).

As previously disclosed, on May 2, 2016, the Company received a letter from Nasdaq notifying it that its securities would be delisted from The Nasdaq Stock Market due to the Company’s filing on May 1, 2016 for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code. The Company appealed this determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Letter provides that, in rendering its determination regarding the Company’s continued listing on The Nasdaq Stock Market, the Panel will also consider the Company’s failure to comply with the Stockholders’ Equity Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: May 11, 2016	By:	/s/ Andrew Hirsch
Andrew Hirsch
President and Chief Executive Officer